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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

________________

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 26, 2016

Date of Report (Date of earliest event reported)

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Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction

of incorporation)

001-3748

80-0798640

(Commission

DIRE

File Number)

(IRS Employer

Identification No.)

10200 Alliance Road, Suite 200

Cincinnati, Ohio

45242

(Address of principal executive offices)

(Zip Code)

(513) 487-5000

(Registrant’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07

Submission of Matters to a Vote of Security Holders.

Final voting results on matters properly brought before the annual meeting of shareholders held on April 26, 2016, are set forth below:

Total Outstanding Shares as of Record Date:

67,234,385

Shares Represented at Meeting:

65,862,731

Proposal 1 – Election of Class I Directors

	For	Withhold	Broker Non-Votes
Waters Davis	57,548,129	6,909,528	1,405,074
Thomas Goeke	58,751,167	5,706,490	1,405,074
Timothy Walsh	57,548,129	6,909,528	1,405,074

Proposal 2 – Ratify selection of Ernst & Young LLP as Independent Register Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
65,840,799	21,673	259	0

Proposal 3 – Advisory vote to approve executive compensation

For	Against	Abstain	Broker Non-Votes
64,343,510	111,395	2,752	1,405,074

Proposal 4 – Advisory vote on the frequency of a stockholder advisory vote on executive compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
64,156,719	62,026	236,566	2,346	1,405,074

In light of the stockholders’ preference as expressed in the results of the Proposal 4 voting, the Company has decided to include a stockholder vote on the compensation of its executives in its proxy materials on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:

/s/ Bruce Chalmers

Name:

Bruce Chalmers

Title:

Chief Financial Officer

Date:

June 1, 2016